Exhibit 10.46

CERTIFICATE OF GRANT

Deferred Stock Unit Award

This certifies that the Participant:

[•]

is entitled to Deferred Stock Units indicated below:

[•]

Date of Grant: [•]	Participant Account Number: [•]

Grant Number: [•]

This Deferred Stock Unit Award is subject to the terms and conditions of the attached Deferred Stock Unit Award Agreement (the “DSU Agreement”).

ARAMARK HOLDINGS CORPORATION

2007 MANAGEMENT STOCK INCENTIVE PLAN

FORM OF

DEFERRED STOCK UNIT AWARD AGREEMENT

THIS AGREEMENT dated as of                     , 20     (this “Agreement”) between ARAMARK HOLDINGS CORPORATION, a Delaware corporation (the “Company”), and the Participant set forth on the signature page to this Agreement (the “Participant”). All capitalized terms not defined herein shall have the meaning set forth in the ARAMARK Holdings Corporation 2007 Management Stock Incentive Plan (the “Plan”).

WHEREAS, the Company, acting through the Committee (as such term is defined in the Plan) with the consent of the Company’s Board of Directors (the “Board”) made an automatic grant, pursuant to resolutions adopted by the Board on                     , 20     to the Participant on                     , 20     (the “Grant Date”), under the Plan, an Award of a number of Deferred Stock Units on the terms and subject to the conditions set forth in this Agreement and the Plan.

NOW, THEREFORE, in consideration of the promises and of the mutual agreements contained in this Agreement, the parties hereto hereby agree as follows:

1.	Grant of DSUs

Effective on the Grant Date, the Company hereby grants the number of deferred stock units (“DSUs”) listed on the attached grant certificate to the Participant, on the terms and conditions hereinafter set forth. This grant is made pursuant to the terms of the Plan. Capitalized terms not otherwise defined in this Agreement shall have the meaning ascribed to them in the Plan.

2.	Payment of Shares

(a) The Company shall, subject to the remainder of this Agreement, transfer to the Participant a number of Shares equal to the number of DSUs granted to the Participant under this Agreement on the date that is six months and one day after the date on which the Participant ceases to serve as a member of the Board of Directors of the Company (in whole Shares only with the Participant receiving a cash payment equal to the Fair Market Value of any fractional Share on or about the transfer date).

(b) In the event of a Change of Control, Shares equal to all outstanding DSUs hereunder shall be distributed to the Participant immediately prior to the Change of Control; provided that the Committee may determine that, in lieu of Shares and/or fractional Shares, the Participant shall receive a cash payment equal to the Fair Market Value of such Shares (or fractional Shares, as the case may be) on such date.

(c) Upon each transfer of Shares in accordance with Sections 2(a) or 2(b) of this Agreement, DSUs with respect to which Shares have been transferred hereunder shall be extinguished. Prior to delivery of any Shares to the Participant, the Participant shall be required to execute a joinder agreement to become a party to the Stockholders Agreement, a copy of which is attached hereto as Exhibit A.

3.	Dividends

If on any date while DSUs are outstanding hereunder the Company shall pay any dividend on the Shares (other than a dividend payable in Shares), the number of DSUs granted to the Participant shall, as of such dividend payment date, be increased by a number of DSUs equal to: (a) the product of (x) the number of DSUs held by the Participant as of the related dividend record date, multiplied by (y) the per Share amount of any cash dividend (or, in the case of any dividend payable in whole or in part other than in cash, the per Share value of such dividend, as determined in good faith by the Committee), divided by (b) the Fair Market Value of a Share on the payment date of such dividend. In the case of any dividend declared on Shares that is payable in the form of Shares, the number of DSUs granted to the Participant shall be increased by a number equal to the product of (I) the aggregate number of DSUs that have been held by the Participant through the related dividend record date, multiplied by (II) the number of Shares (including any fraction thereof) payable as a dividend on a Share. Shares shall be transferred with respect to all additional DSUs granted pursuant to this Section 3 at the same time as Shares are transferred with respect to the DSUs to which such additional DSUs were attributable, as set forth in Section 2 above.

4.	Adjustments Upon Certain Events

In the event of any event described in Section 7.1 of the Plan, the DSUs shall be adjusted pursuant to the terms thereof; provided that such adjustment shall be consistent with the requirements of Section 409A of the Code.

5.	No Right to Continued Service as a Director

Neither the Plan nor this Agreement shall be construed as giving the Participant the right to continue to serve as a director of the Company. Further, the Company may at any time cease to nominate the Participant for reelection to the Board of Directors of the Company, free from any liability or any claim under the Plan or these Rules and Procedures, except as otherwise expressly provided herein.

6.	No Acquired Rights

In participating in the Plan, the Participant acknowledges and accepts that the Committee or the Board has the power to amend or terminate the Plan at any time and that the opportunity given to the Participant to participate in the Plan is entirely at the discretion of the Committee or the Board and does not obligate the Company or any of its Affiliates to offer such participation in the future (whether on the same or different terms).

7.	No Rights of a Shareholder

The Participant shall not have any rights as a shareholder of the Company until the Shares in question have been registered in the Company’s register of shareholders.

8.	Transferability

DSUs may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant otherwise than by will or by the laws of descent and distribution, and any purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance not permitted by this Section 8 shall be void and unenforceable against the Company or any Affiliate.

9.	Choice of Law

THE INTERPRETATION, PERFORMANCE AND ENFORCEMENT OF THE PARTICIPANT’S RIGHTS WITH RESPECT TO THE DSUs SHALL BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

10.	DSUs Subject to Plan; Shares Subject to DSUs Subject to Stockholders Agreement

By accepting the award of DSUs, the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan and the Stockholders Agreement. All DSUs are subject to the Plan and all Shares will be issued and held subject to the terms and conditions of the Stockholders Agreement. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail. Notwithstanding the foregoing, for purposes of the Stockholders Agreement, all provisions relating to the Participant’s “employment” with the Company or any of its Subsidiaries as set forth therein shall be deemed to refer to the Participant’s service as a member of the Board.

11.	Section 409A

Notwithstanding anything in this Agreement to the contrary, any payments hereunder that would be subject to the additional income tax imposed by Section 409A of the Internal Revenue Code of 1986, as amended, shall be deferred until the earliest date that such payments may be made without the imposition of such tax.

IN WITNESS WHEREOF, the parties hereto have executed this Award Agreement as of the date first written above.

ARAMARK HOLDINGS CORPORATION

By:

PARTICIPANT

By:
Signature
Name (Please Print)